UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2015

RESTORATION HARDWARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite K, Corte Madera, California		94925
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On June 18, 2015, Restoration Hardware Holdings, Inc. (the “Company”) issued a press release announcing the pricing of $250 million aggregate principal amount of 0.00% convertible senior notes due 2020. The Company has also granted the initial purchasers of the notes a 13-day option to purchase up to an additional $50 million of the notes on the same terms and conditions, for a total potential offering size of up to $300 million. The full text of the press release is furnished hereto as Exhibit 99.1.

As discussed in the attached press release, in connection with the offering of the notes, the Company entered into convertible note hedge and warrant transactions with several financial institutions (the “hedge counterparties”).

The Company has been advised that, in connection with establishing their initial hedge positions with respect to the convertible note hedge and warrant transactions, the hedge counterparties and/or their affiliates may purchase shares of the Company’s common stock or enter into various derivative transactions with respect to the Company’s common stock concurrently with, or shortly after, the pricing of the notes, including with certain investors in the notes. These hedging activities could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the notes.

In addition, the hedge counterparties and/or their affiliates may modify any hedge positions (and are likely to do so during the conversion period related to any conversion of notes or following any repurchase of notes by the Company on any fundamental repurchase date or otherwise) by entering into or unwinding various derivatives with respect to the Company’s common stock or purchasing or selling common stock or other securities of the Company in secondary market transactions following the pricing of the notes and prior to the maturity of the notes. These activities could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the notes, which could affect a noteholder’s ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the amount and value of the consideration that a noteholder will receive upon conversion of the notes.

The information furnished with this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued on June 18, 2015 by Restoration Hardware Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE HOLDINGS, INC.

Dated: June 23, 2015	By:	/s/ Karen Boone
Karen Boone
Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued on June 18, 2015 by Restoration Hardware Holdings, Inc.